Exhibit 10.01

SEPARATION AGREEMENT

This Separation Agreement ("Separation Agreement") is entered into between Paul Ker-Chin Chang ("Chang") and Sunrise Telecom, Incorporated (the "Company") as of March 14, 2006. As of that same date, Chang is executing and delivering to the Company a General Release in the form attached as Exhibit A ("General Release") and a Confidential Information and Invention Assignment Agreement in the form attached as Exhibit B ("Confidential Information Agreement").

1. Chang's employment by the Company is terminated effective at 4:00 a.m. Pacific Time, March 15, 2006. Chang will be provided reasonable access to his office after March 15, 2006 in order to remove his personal possessions. This termination is without "CAUSE" as defined in the February 7, 2006 Employment Agreement between Chang and the Company ("Employment Agreement"). Provided Chang executes, delivers to the Company, and does not revoke (in accordance with its terms) the General Release, the Company shall provide Chang with a lump sum payment of $300,000 (less any applicable taxes), payable by wire transfer immediately upon the execution of this Separation Agreement and the General Release, provided that payment may be delayed to the extent necessary to minimize penalties under Section 409A of the Internal Revenue Code of 1986. Chang agrees that the payment of this amount constitutes full accord and satisfaction of all amounts or other benefits due to Chang under the Employment Agreement with respect to a termination without cause. Chang will also receive accrued but unpaid salary and vacation through the date of termination of his employment.

2. Chang agrees that the Company's designee(s) are authorized to continue to use his personal "chop" or equivalent evidence of authority to transact business on behalf of the Company or any of the subsidiaries listed in Exhibit C, including its subsidiaries in the Republic of China (Taiwan), for 45 days after execution of this Separation Agreement. Chang shall take all steps reasonably necessary to assure that such designees(s) have physical custody of the "chop" or equivalent evidence of authority. The Company agrees to indemnify and hold Chang harmless against any claims arising from such continued use. The Company agrees that Chang may seek and receive information as to the balance in any bank account before checks are drawn on such account using his "chop" or equivalent evidence of authority. Chang hereby expressly rescinds any written or oral instructions that he may have given to any Company personnel regarding the use of his "chop" or other evidence of authority, and any other instructions regarding the conduct of business by the Company or any subsidiary of the Company.

3. Chang and Company agree not to sue one another in respect of any claims arising out of or related to Chang's employment by the Company or the termination of such employment, except for any claims that arise out of the Audit Committee's present investigation. Chang and the Company expressly reserve all of their respective rights to assert claims against one another in respect of matters within the scope of the Audit Committee investigation.

4. This Separation Agreement, the Confidential Information Agreement and the Employment Agreement dated February 7, 2006, constitute the entire agreement, and supersede any previous agreement(s), regarding Chang's employment by the Company. This Separation Agreement may be amended only by a writing signed by Chang and the CEO or Chairman of the Board of Directors of the Company.

5. Any claim, dispute or controversy arising out of or in any way relating to this Separation Agreement, the General Release, the Confidential Information Agreement, or the alleged breach thereof, will be submitted by the parties to binding arbitration in Santa Clara County, California by JAMS or by a judge to be mutually agreed upon. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to your obligations under the Confidential Information Agreement.

6. The Company agrees that Chang will not be subject to the Company's Insider Trading Policy as of the date six months after the date of this Separation Agreement. Chang agrees that he will not disclose any material nonpublic information about the Company that is currently in his possession, and he will not seek to obtain any material nonpublic information about the Company from any Company personnel, or trade on the basis of any material nonpublic information about the Company. The Company agrees that it will not intentionally provide Chang with any material nonpublic information about the Company, and will instruct Company personnel not to communicate with Chang. Chang acknowledges that it is his responsibility to comply with the securities laws of the United States, including filing statements of changes of beneficial ownership (Forms 4) under Section 16 of the Securities Exchange Act of 1934.

7. Chang hereby warrants that he has returned to the Company all property or data of the Company of any type whatsoever that has been in his possession or control.

Sunrise Telecom Incorporated

By: /s/ Paul A. Marshall
Paul A. Marshall

/s/ Paul Ker-Chin Chang
Paul Ker-Chin Chang

Attachments:

Exhibit A: General Release

Exhibit B: Confidential Information and Invention Assignment Agreement

Exhibit C: List of Subsidiaries

Exhibit A

General Release

1. I understand that my employment with Sunrise Telecom Incorporated (the "Company") terminated as of 4:00 a.m., Pacific Time on March 15, 2006 and that I will be paid severance benefits as set forth in the attached Separation Agreement only if I sign and do not revoke this General Release. I understand and agree that the terms of the Separation Agreement are incorporated by reference in this General Release and are intended, along with the Confidential Information and Invention Assignment Agreement of even date herewith and the Employment Agreement dated February 7, 2006, to supersede and extinguish any other obligation the Company may have to pay me severance or other benefits upon termination, including but not limited to any agreements or understandings, whether oral or written, made at any time prior to the date of this General Release.

2. The payments and promises set forth in this General Release and the Separation Agreement are in full satisfaction of all accrued salary, vacation pay, bonus pay, profit-sharing, stock options, termination benefits or other compensation to which I may be entitled by virtue of my employment with the Company or my separation from the Company. I hereby release and waive any other claims I may have against the Company and its agents, officers, shareholders, employees, directors, attorneys, subsidiaries, affiliates, successors and assigns (collectively "Releasees"), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of my employment or my termination of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act. This release does not extend to any existing rights of indemnification I may have or any right I may have to director and officer liability insurance coverage (under existing or replacement policies).

3. I expressly waive Section 1542 of the California Civil Code, and any similar provisions of the law of any other jurisdiction. Section 1542 provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

4. I have not relied on any representations or statements not set forth in this General Release with regard to the subject matter, basis or effect of this General Release or otherwise. This General Release may only be amended in writing, signed by me and the Company's CEO or Chairman of the Board of Directors.

5. I understand that I may take up to twenty-one (21) days to consider this General Release and, by signing below, affirm that I was advised to consult with an attorney prior to signing this General Release. I also understand I may revoke this General Release within seven (7) days of signing this document and that if I do so, I must at the same time repay to the Company the severance benefits to be provided to me pursuant to Paragraph 1 of the Separation Agreement. Any such revocation must be in writing and must be received by the Company's CEO before the end of the seven (7) day revocation period.

6. I understand that any taxes (other than the employer-mandated portion of FICA and FUTA) which may become due as a result of any payment or transaction contemplated by the Separation Agreement and this General Release are my sole responsibility, and I further agree to hold the Company harmless in respect of such taxes.

/s/ Paul Ker-Chin Chang
Paul Ker-Chin Chang

Dated: March 14, 2006

Exhibit B

Sunrise Telecom Incorporated

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Sunrise Telecom Incorporated its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1. At-Will Employment

I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

2. Confidential Information

a). Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "confidential information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but no limited to, customer of the Company on whom I call or with whom I became acquainted during the term of my employment), markets, software, developments, inventions processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any or the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

b). Former Employee Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished documents or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

c). Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or propriety information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

3. Inventions

a). Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

b). Assignment of Inventions. I agree that during my employment and for a period of six (6) months thereafter, I will promptly make full written disclosure to the Company of all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether patentable or registrable under copyright or similar laws which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all Inventions, except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

c). Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the Unites States by a contract between the Company and the United States or any of its agencies.

d). Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

e). Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specification, oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, and such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

f). Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company does not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4. Conflicting Employment

I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5. Returning Company Documents

I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Separation Certificate" attached hereto as Exhibit C.

6. Notification to New Employer

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7. Solicitation of Employees

It the event that my employment with the Company ends for any or no reason, I agree that for a period of twelve (12) months immediately following the termination of such employment, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employee to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employee of the Company, either for myself or for any other person or entity.

8. Conflict in Standards of Conduct

I agree to diligently adhere to the Standards of Conduct listed in the Employee Handbook.

9. Representations

I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10. General Provisions

a). Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

b). Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

c). Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

d). Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date: March 15, 2006
Paul Chang Employee Name:	/s/ Paul Chang Employee Signature
/s/ Paul A. Marshall Paul A. Marshall Company Representative	CEO Title

EXHIBIT A

LIST OF PRIOR INVENTIONS AND

ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

__X__ No inventions or improvements

____ Additional sheets attached

Signature of employee: /s/ Paul Chang

Name of employee: Paul Chang

Date: March 15, 2006

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS; ASSIGNMENTS OF RIGHTS

"(a.) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

      Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.
      Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

EXHIBIT C

SUNRISE TELECOM, INCORPORATED

SEPARATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Sunrise Telecom, Incorporated its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made my me (solely or jointly with others) covered by that agreement.

I understand and acknowledge that, notwithstanding my termination of employment, I remain bound by the Confidential Information and Invention Assignment Agreement, including without limitation, my covenants in sections 2(a), 3(b), and 7 thereof:

(1)     not to use or disclose at any time any Confidential Information (as that term is defined in the agreement);

(2)     to disclose to the Company in writing for a period of six months after my termination of employment any inventions, original works of authorship, developments, concepts, improvements or trade secrets which I have solely or jointly conceived or reduced to practice during my employment and which I have not already disclosed; and

(3)     not to solicit, induce, recruit or encourage any Company employee to leave its employ, as those covenants are more fully and specifically set forth in the agreement.
Date: March 15, 2006	/s/ Paul Chang Employee Signature
Paul Chang Print Name

Exhibit C

Sunrise Telecom Incorporated Affiliates

Sunrise Luciol GmbH
7B Route Suisse,
1295 Mies, Switzerland

Sunrise Telecom Avantron Division Corp
1959 Upper Water Street, Suite 900
Halifax, NS B3J 3N2, Canada

Sunrise Telecom Broadband Corp.
10281 Renaude-Lapointe,
Anjou, Quebec 1J2T4, Canada

Sunrise Telecom Broadband, Inc.
3250-D Peachtree Corners Circle,
Norcross, Georgia 30092

Sunrise Telecom Canada, Inc.
302 Enzo Drive,
San Jose, California 95138

Sunrise Telecom (Shenzhen) Co., Ltd -- Main Office
Rm. 201 Block 6A Intl Business Center
1001 Honghua Road
Futian Free Trade Zone
Shenzhen, 518038, China

Sunrise Telecom (China) Shen Zheng -- Beijing Sales Office
Room 955, Office Tower of Bejing, New Century Hotel
Southern Road Capital Gym
Haidian District, Beijing, 100044, CHINA

Sunrise Telecom (China) Shen Zheng -- Guangzhou Sales Office
Rm.1408. Hui Xiang Ge.
No. 177 Tian He Bei Rd.
Guangzhou City, 510075, CHINA

Sunrise Telecom (China) Shen Zheng -- Xi An Sales Office
Room 508, Block 8, Software Mansion
No. 18 First West Electron Road
Xian, 710065, CHINA

Sunrise Telecom France
Massy (91) "Le Newton" 3
Rue Galvani, France

Sunrise Telecom Foreign Sales Corporation
302 Enzo Drive
San Jose, CA 95138

Sunrise Telecom Germany GmbH
Buchenstr. 10
72810 Gomaringen
Germany

Sunrise Telecom Hong Kong
Flat B , 11/F, Tower Nine
Bellagio, Sham Tseng, Hong Kong

Sunrise Telecom Italy SRL
Via Jacopo Peri,
41/c 41100 Modena, Italy

Sunrise Telecom KK
Aoyamakouei Bldg. 3F,
7-24 Kitaaoyama 2-Chome,
Minato-ku, Tokyo 107-0061
Japan

Sunrise Telecom Korea Ltd.
14-34 Yoido-Dong
Youngungpo-Gu, Seoul 150-010
Korea

Sunrise Telecom Latin America, S.A. de C.V.
Cerro de las Campanas 3-418
San Andres Atenco
54040 Tlalnepantla, Mexico

Sunrise Telecom Pro.Tel Division S.r.l.
Via Jacopo Peri,
41/c 41100 Modena, Italy

Sunrise Telecom Spain, S.L.
Paseo de la Castellana 35, 2
28046 Madrid, Spain.

Taiwan Sunrise Telecom Company Limited
301, 142, Shin Ming Road,
Nei Hu, Taipei, Taiwan, 144, R.O.C

Taiwan Sunrise Precision Industry